         The information contained in the attached materials is referred to as the "INFORMATION".

         The attached Term Sheet has been prepared by Harley-Davidson Credit Corp. ("HARLEY CREDIT") and relates to Harley-Davidson Eaglemark Motorcycle Trust 1999-3. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

         The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

         The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-723-6171.


                Harley-Davidson Eaglemark Motorcycle Trust 1999-3
                Harley-Davidson Credit Corp., Seller and Servicer
           Eaglemark Customer Funding Corporation-IV, Trust Depositor

                               Subject to Revision

                        Term Sheet dated November 5, 1999

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
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Trust.............................  Harley-Davidson Eaglemark Motorcycle
                                        Trust 1999-3 (the "TRUST").

Trust Depositor...................  Eaglemark Customer Funding
                                        Corporation-IV, a wholly owned,
                                        limited-purpose subsidiary of
                                        Harley-Davidson Credit Corp. (the "TRUST
                                        DEPOSITOR")

Seller and Servicer or
  Seller/Servicer.................  Harley-Davidson Credit Corp. ("HARLEY
                                        CREDIT" or the "SELLER" or, in its
                                        capacity as Servicer, the "SERVICER"), a
                                        100% owned subsidiary of Harley-Davidson
                                        Financial Services, Inc.

Owner Trustee.....................  Wilmington Trust Company, a Delaware
                                        banking corporation (in such capacity,
                                        the "OWNER TRUSTEE").

Indenture Trustee.................  Harris Trust and Savings Bank, an
                                        Illinois banking corporation (in such
                                        capacity, the "INDENTURE TRUSTEE"). The
                                        Indenture Trustee will also act as
                                        Paying Agent under the Indenture and the
                                        Trust Agreement.

Closing Date......................  On or about November 17, 1999

Securities Offered................  The securities offered are as follows:

         A.  General..............  The Harley-Davidson Eaglemark Motorcycle
                                        Trust 1999-3 Harley-Davidson Motorcycle
                                        Contract Backed Notes (the "NOTES") will
                                        represent indebtedness of the Trust
                                        secured by the assets of the Trust
                                        (other than certain bank accounts
                                        associated with the Certificates). The
                                        Harley-Davidson Eaglemark Motorcycle
                                        Trust 1999-3 Harley-Davidson Motorcycle
                                        Contract Backed Certificates (the
                                        "CERTIFICATES" and, together with the
                                        Notes, the "SECURITIES") will represent
                                        fractional undivided equity interests in
                                        the Trust.

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                                      -1-
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                                    The Trust will issue two Classes of
                                        Notes pursuant to an Indenture to be
                                        dated as of November 1, 1999 (the
                                        "INDENTURE"), between the Trust and the
                                        Indenture Trustee, as follows: (i)
                                        $112,000,000 aggregate principal amount
                                        (the "INITIAL CLASS A-1 NOTE BALANCE")
                                        of Class A-1 [ ]% Harley-Davidson
                                        Motorcycle Contract Backed Notes (the
                                        "CLASS A-1 NOTES") and (ii) $52,500,000
                                        aggregate principal amount (the "INITIAL
                                        CLASS A-2 NOTE BALANCE") of Class A-2
                                        [ ]% Harley-Davidson Motorcycle Contract
                                        Backed Notes (the "CLASS A-2 NOTES").
                                        Payments of interest on the Class A-1
                                        Notes and the Class A-2 Notes will be
                                        made from available collections on the
                                        Contracts, and from certain other
                                        available amounts as described herein,
                                        without priority of payment between such
                                        Classes, but in each case prior to
                                        payment of interest on the Certificates.
                                        Payments of principal, made through the
                                        application of available collections on
                                        the Contracts in an amount reflecting
                                        reductions in the principal balances of
                                        the Contracts, and from certain other
                                        available amounts as described herein,
                                        will be made first on the Class A-1
                                        Notes until the Class A-1 Notes have
                                        been repaid in full, and thereafter on
                                        the Class A-2 Notes until the Class A-2
                                        Notes have been repaid in full, and in
                                        each case prior to any repayment of
                                        principal on the Certificates.

                                    The Trust will issue $10,500,000
                                        aggregate principal amount of [ ]%
                                        Certificates pursuant to a Trust
                                        Agreement to be dated as of November 1,
                                        1999 (the "TRUST AGREEMENT") by and
                                        between the Trust Depositor and the
                                        Owner Trustee (the Owner Trustee,
                                        together with the Indenture Trustee,
                                        being sometimes collectively referred to herein as the "TRUSTEES"). Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein. Distributions of principal on the Certificates will be subordinated to payments of principal on the Notes to the extent described herein.

                                    Each Class of Notes and the Certificates
                                        will be issued in minimum denominations
                                        of $1,000 and will be available in
                                        book-entry form only.

         B.  Trust Property.......  The Trust Property consists of, among other things, the pool of initial
                                        contracts (those Contracts described in
                                        Tables 1 through 6 under "THE CONTRACTS"
                                        are hereinafter referred to as the
                                        "INITIAL CONTRACTS") together with any
                                        Subsequent Contracts (as hereinafter
                                        defined) transferred to the Trust, and
                                        all rights, benefits, obligations and
                                        proceeds arising therefrom or in
                                        connection therewith, including security
                                        interests in the Harley-Davidson (and,
                                        in certain limited instances, Buell)
                                        motorcycles (see "THE CONTRACTS")
                                        securing such Contracts and proceeds, if
                                        any, from certain insurance policies
                                        with respect to individual Motorcycles.


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        these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                                      -2-
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         C.  Distribution Dates...   Distributions of interest and principal
                                        on the Securities will be made on the
                                        fifteenth day of each month (or, if such
                                        day is not a Business Day, on the next
                                        succeeding Business Day) (each, a
                                        "DISTRIBUTION DATE"), commencing
                                        December 15, 1999. Payments on the
                                        Securities on each Distribution Date
                                        will be paid to the holders of the
                                        related Securities who are of record on
                                        the last Business Day immediately
                                        preceding the calendar month in which
                                        such Distribution Date occurs (each, a
                                        "RECORD DATE").

                                    A "BUSINESS DAY" will be any day other
                                        than a Saturday, a Sunday or a day on
                                        which banking institutions in Chicago,
                                        Illinois or Wilmington, Delaware are
                                        authorized or obligated by law,
                                        executive order or government decree to
                                        be closed.

                                    To the extent not previously paid prior
                                        to such dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on the Distribution Date occurring in February 2004 (the "CLASS
                                        A-1 FINAL DISTRIBUTION DATE") and (ii)
                                        the Class A-2 Notes will be payable on
                                        the Distribution Date occurring in
                                        October 2005 (the "CLASS A-2 FINAL
                                        DISTRIBUTION DATE" and, together with
                                        the Class A-1 Final Distribution Date,
                                        the "NOTE FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in September 2007 (the
                                        "CERTIFICATE FINAL DISTRIBUTION DATE"
                                        and, together with the Note Final
                                        Distribution Dates, the "FINAL
                                        DISTRIBUTION DATES").

Terms of the Notes................  The principal terms of the Notes will be as described below:

         A.  Interest Rates.......  The Class A-1 Notes will bear interest at the rate of [ ]% per annum (the
                                        "CLASS A-1 RATE") and the Class A-2
                                        Notes will bear interest at the rate of
                                        [ ]% per annum (the "CLASS A-2 RATE"
                                        and, together with the Class A-1 Rate,
                                        the "INTEREST RATES").

         B.  Interest.............  Interest on the outstanding principal amount of the Class A-1 Notes and Class
                                        A-2 Notes will accrue at the related
                                        Interest Rate from and including the
                                        fifteenth day of the month of the most
                                        recent Distribution Date based on a
                                        360-day year consisting of 12 months of
                                        30 days each (or from and including the
                                        Closing Date with respect to the first
                                        Distribution Date) to but excluding the
                                        fifteenth day of the month of the
                                        current Distribution Date (each, an
                                        "INTEREST PERIOD"). Interest on the
                                        Notes for any Distribution Date due but
                                        not paid on such Distribution Date will
                                        be due on the next Distribution Date,
                                        together with, to the extent permitted
                                        by applicable law, interest on such
                                        shortfall at the related Interest Rate.


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        these materials. If you did not receive such a disclaimer, please
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                                      -3-
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         C.  Principal............  Principal of the Notes will be payable on each Distribution Date in an amount
                                        generally equal to the Note Principal
                                        Distributable Amount (as hereinafter
                                        defined) for such Distribution Date.
                                        "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT"
                                        means, with respect to any Distribution
                                        Date, the sum of the amount by which the
                                        aggregate principal balance of the
                                        Contracts has declined since the
                                        immediately preceding Distribution Date
                                        and any shortfall of principal payments
                                        due on the Notes from the immediately
                                        preceding Distribution Date; PROVIDED,
                                        HOWEVER, that the Note Principal
                                        Distributable Amount for a Class of
                                        Notes shall not exceed the outstanding
                                        principal amount of such Class of Notes.
                                        On each Distribution Date, the Note
                                        Principal Distributable Amount will be
                                        applied in the following priority: first
                                        to reduce the principal amount of the
                                        Class A-1 Notes to zero, and thereafter,
                                        to reduce the principal amount of the
                                        Class A-2 Notes to zero. Notwithstanding
                                        the foregoing, if the principal amount
                                        of either the Class A-1 Notes or Class
                                        A-2 Notes has not been paid in full
                                        prior to its related Note Final
                                        Distribution Date, the Note Principal
                                        Distributable Amount for such Note Final
                                        Distribution Date will be the unpaid
                                        principal amount of such Class of Notes
                                        as of such Note Final Distribution Date.

         D.  Optional
               Redemption........   In the event of an Optional Purchase (as
                                        hereinafter defined), the Class A-2
                                        Notes will be redeemed in whole, but not
                                        in part, at a redemption price equal to
                                        the unpaid principal amount of the Class
                                        A-2 Notes plus accrued interest thereon
                                        at the related Interest Rate.

         E.  Mandatory
              Redemption.........   Under certain conditions, the Notes may
                                        be accelerated upon the occurrence of an
                                        Event of Default under the Indenture.

         F.  Mandatory Special
              Redemption.........   The holders of Class A-1 Notes (the
                                        "CLASS A-1 NOTEHOLDERS") and Class A-2
                                        Notes (the "CLASS A-2 NOTEHOLDERS") will
                                        be prepaid in part, without premium, on
                                        the Distribution Date on or immediately
                                        following the last day of the Funding
                                        Period (as hereinafter defined) in the
                                        event that any amount remains on deposit
                                        in the Pre-Funding Account after giving
                                        effect to the purchase of all Subsequent
                                        Contracts, including any such purchase
                                        on such date (a "MANDATORY SPECIAL
                                        REDEMPTION"). The aggregate principal
                                        amount of Class A-1 Notes and Class A-2
                                        Notes to be prepaid will be an amount
                                        equal to the amount then on deposit in
                                        the Pre-Funding Account allocated pro
                                        rata; PROVIDED, HOWEVER, in the event
                                        the Mandatory Special Redemption Amount
                                        is less than $150,000 such amount shall
                                        be allocated solely to the Class A-1
                                        Noteholders, pro rata.

Terms of the Certificates.........  The principal terms of the Certificates will be as described below:


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                                      -4-
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         A.  Interest.............  On each Distribution Date, the Owner
                                        Trustee or any paying agent or paying
                                        agents as the Owner Trustee may
                                        designate from time to time (each, a
                                        "PAYING AGENT", which initially will be
                                        the Indenture Trustee) will distribute
                                        pro rata to Certificateholders of record
                                        as of the related Record Date accrued
                                        interest at the rate of [ ]% per annum
                                        (the "PASS-THROUGH RATE") on the
                                        Certificate Balance (as defined herein)
                                        as of the immediately preceding
                                        Distribution Date (after giving effect
                                        to distributions of principal to be made
                                        on such immediately preceding
                                        Distribution Date) or, in the case of
                                        the first Distribution Date, the Initial
                                        Certificate Balance. Interest in respect
                                        of a Distribution Date will accrue from
                                        and including the Closing Date (in the
                                        case of the first Distribution Date) or
                                        from and including the fifteenth day of
                                        the month of the most recent
                                        Distribution Date to but excluding the
                                        fifteenth day of the month of the
                                        current Distribution Date based on a
                                        360-day year consisting of 12 months of
                                        30 days each. Interest on the
                                        Certificates for any Distribution Date
                                        due but not paid on such Distribution
                                        Date will be due on the next
                                        Distribution Date, together with, to the
                                        extent permitted by applicable law,
                                        interest on such shortfall at the
                                        Pass-Through Rate.

                                    The "CERTIFICATE BALANCE" will equal
                                        $10,500,000 (the "INITIAL CERTIFICATE
                                        BALANCE") on the Closing Date and on any date thereafter will equal the Initial
                                        Certificate Balance reduced by all
                                        distributions of principal previously
                                        made in respect of the Certificates.
                                        Distributions of interest on the
                                        Certificates will be subordinated to
                                        payments of interest on the Notes to the extent described herein.

         B.  Principal............  No principal will be paid on the
                                        Certificates until the Distribution Date
                                        on which the principal amounts of the
                                        Class A-1 Notes and Class A-2 Notes have
                                        been reduced to zero. On such
                                        Distribution Date and each Distribution
                                        Date thereafter, principal of the
                                        Certificates will be payable in an
                                        amount equal to the amount by which the
                                        aggregate principal balance of the
                                        Contracts has declined, allocable to the
                                        Certificates, since the immediately
                                        preceding Distribution Date and any
                                        shortfall of principal payments due on
                                        the Certificates from the immediately
                                        preceding Distribution Date.
                                        Distributions of principal on the
                                        Certificates will be subordinated to
                                        payments of principal on the Notes to
                                        the extent described herein.

         C.  Optional
               Prepayment........   In the event of an Optional Purchase,
                                        the Certificates will be repaid in
                                        whole, but not in part, at a repayment
                                        price equal to the Certificate Balance
                                        plus accrued interest thereon at the
                                        Pass-Through Rate.

Security for the Securities.......  The principal security for the
                                        Securities will be as described below:


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                                      -5-
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         A.  The Contracts........  The Contracts will be fixed-rate, simple-interest conditional sales
                                        contracts for Motorcycles, including any
                                        and all rights to receive payments
                                        collected thereunder on or after the
                                        related Cutoff Date and security
                                        interests in the Motorcycles financed
                                        thereby.

                                    On the Closing Date, the Trust Depositor
                                        will sell, transfer and assign to the
                                        Trust pursuant to the Sale and Servicing
                                        Agreement dated as of November 1, 1999
                                        (the "AGREEMENT") among the Trust
                                        Depositor, the Trust, the Indenture
                                        Trustee and Harley Credit (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the
                                        Indenture, Initial Contracts with an
                                        aggregate principal balance of
                                        $127,443,773.17 as of November 1, 1999
                                        (the "INITIAL CUTOFF DATE"). Following
                                        the Closing Date, pursuant to the
                                        Agreement, the Trust Depositor will be
                                        obligated, subject only to the
                                        availability thereof, to sell, and the
                                        Trust will be obligated to purchase and
                                        pledge subject to the satisfaction of
                                        certain conditions set forth therein,
                                        Subsequent Contracts from time to time
                                        during the Funding Period (as defined
                                        below) having an aggregate principal
                                        balance equal to $47,556,226.83, such
                                        amount being equal to the amount on
                                        deposit in the Pre-Funding Account
                                        established under the Indenture on the
                                        Closing Date. With respect to each
                                        transfer of Subsequent Contracts to the
                                        Trust and the simultaneous pledge of
                                        Subsequent Contracts to the Indenture
                                        Trustee, the Trust Depositor will
                                        designate as a cutoff date (each a
                                        "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                                    The Initial Contracts and the Subsequent
                                        Contracts will be selected from retail
                                        Motorcycle installment sales contracts
                                        in the Trust Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement. The
                                        Contracts arise and will arise from
                                        loans to Obligors located in the 50
                                        states of the United States, the
                                        District of Columbia and the U.S.
                                        Territories. As of the Initial Cutoff
                                        Date, the annual percentage rate of
                                        interest on the Initial Contracts ranges from 8.50% to 23.99% with a weighted average of approximately 13.32%. The
                                        Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 70.90 months, and a weighted average term to scheduled maturity, as of the Initial
                                        Cutoff Date, of approximately 68.11
                                        months. The final scheduled payment on
                                        the Initial Contract with the latest
                                        maturity is due no later than December
                                        2006. No Contract (including any
                                        Subsequent Contract) will have a
                                        scheduled maturity later than March
                                        2007. The Contracts generally are or
                                        will be prepayable at any time without
                                        penalty to the Obligor. Following the
                                        transfer of Subsequent Contracts to the
                                        Trust, the aggregate characteristics of
                                        the entire pool of Contracts may vary
                                        from those of the Initial Contracts as
                                        to the criteria identified and described in "THE CONTRACTS" herein.


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                                      -6-
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         B.  The Reserve Fund.....  The Securityholders will be afforded certain limited protection, to the
                                        extent described herein, against losses
                                        in respect of the Contracts by the
                                        establishment of an account in the name
                                        of the Indenture Trustee for the benefit
                                        of the Securityholders (the "RESERVE
                                        FUND").

                                    The Reserve Fund will be created with an
                                        initial deposit by the Trust Depositor
                                        of $637,218.87 (the "RESERVE FUND
                                        INITIAL DEPOSIT") on the Closing Date.
                                        The funds in the Reserve Fund will
                                        thereafter be supplemented on each
                                        Distribution Date by the deposit of
                                        certain Excess Amounts and Subsequent
                                        Reserve Fund Amounts (as defined herein) until the amount in the Reserve Fund reaches the Specified Reserve Fund
                                        Balance (as defined herein). "EXCESS
                                        AMOUNTS" in respect of a Distribution
                                        Date will equal the funds on deposit in
                                        the Collection Account in respect of
                                        such Distribution Date, after giving
                                        effect to all distributions required to
                                        be made on such Distribution Date from
                                        amounts received by the Servicer from
                                        the Contracts. The "SUBSEQUENT RESERVE
                                        FUND AMOUNT" will equal the amount on
                                        each Subsequent Transfer Date equal to
                                        0.50% of the aggregate balance of the
                                        Subsequent Contracts conveyed to the
                                        Trust. On each Distribution Date, funds
                                        will be withdrawn from the Reserve Fund
                                        for distribution to Securityholders to
                                        cover any shortfalls in interest and
                                        principal required to be paid on the
                                        Securities.

                                    The "SPECIFIED RESERVE FUND BALANCE"
                                        will equal the greater of (a) 2.50% of
                                        the Principal Balance of the Contracts
                                        in the Trust as of the first day of the
                                        immediately preceding Due Period;
                                        PROVIDED, HOWEVER, that if certain
                                        trigger events occur (as more
                                        specifically described in the Prospectus
                                        Supplement), the Specified Reserve Fund
                                        Balance will be equal to 6.00% of the
                                        Principal Balance of the Contracts in
                                        the Trust as of the first day of the
                                        immediately preceding Due Period and (b)
                                        1.00% of the aggregate of the Initial
                                        Class A-1 Note Balance, Initial Class
                                        A-2 Note Balance and Initial Certificate
                                        Balance; PROVIDED, HOWEVER, in no event
                                        shall the Specified Reserve Fund Balance be greater than the aggregate outstanding principal balance of the
                                        Securities.

                                    On each Distribution Date, after giving
                                        effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust
                                        Depositor.


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                                      -7-
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         C.  Pre-Funding
             Account............    During the period (the "FUNDING PERIOD")
                                        from and including the Closing Date
                                        until the earliest of (a) the
                                        Distribution Date on which the amount on
                                        deposit in the Pre-Funding Account is
                                        less than $150,000, (b) the date on
                                        which an Event of Termination occurs
                                        with respect to the Servicer under the
                                        Agreement, (c) the date on which certain
                                        events of insolvency occur with respect
                                        to the Trust Depositor or (d) the close
                                        of business on the date which is 90 days
                                        from and including the Closing Date, the
                                        Pre-Funding Account will be maintained
                                        as an account in the name of the
                                        Indenture Trustee on behalf of the
                                        Noteholders to secure the Trust
                                        Depositor's obligations under the
                                        Agreement, as applicable, to purchase
                                        and transfer Subsequent Contracts to the
                                        Trust and the Trust's obligations under
                                        the Indenture to pledge Subsequent
                                        Contracts to the Indenture Trustee. The
                                        Pre-Funded Amount will initially equal
                                        $47,556,226.83 and, during the Funding
                                        Period, will be reduced by the amount
                                        thereof that the Trust uses to purchase
                                        Subsequent Contracts from the Trust
                                        Depositor and contemporaneously
                                        therewith from the Seller by the Trust
                                        Depositor. The Trust Depositor expects
                                        that the Pre-Funded Amount will be
                                        reduced to less than $150,000 by the
                                        Distribution Date occurring in February
                                        2000. Any Pre-Funded Amount remaining at
                                        the end of the Funding Period will be
                                        payable to the Noteholders as described
                                        above in "TERMS OF THE NOTES - MANDATORY
                                        SPECIAL REDEMPTION."

         D.  Interest Reserve
              Account.............  The Trust Depositor will establish, and fund with an initial deposit on the
                                        Closing Date, a separate collateral
                                        account in the name of the Indenture
                                        Trustee on behalf of the Securityholders
                                        under the Agreement (the "INTEREST
                                        RESERVE ACCOUNT"), for the purpose of
                                        providing additional funds for payment
                                        of Carrying Charges (as described below)
                                        to pay certain distributions on
                                        Distribution Dates occurring during (and
                                        on the first Distribution Date following
                                        the end of) the Funding Period. In
                                        addition to the initial deposit, all
                                        investment earnings with respect to the
                                        Pre-Funding Account are to be deposited
                                        into the Interest Reserve Account and,
                                        pursuant to the Agreement, on each
                                        Distribution Date described above,
                                        amounts in respect of Carrying Charges
                                        from such account will be transferred
                                        into the Collection Account. "CARRYING
                                        CHARGES" means (i) the product of (x)
                                        the weighted average of the Class A-1
                                        Rate, the Class A-2 Rate and the
                                        Pass-Through Rate and (y) the
                                        undisbursed funds (excluding investment
                                        earnings) in the Pre-Funding Account (as
                                        of the last day of the related Due
                                        Period, as defined herein) over (ii) the
                                        amount of any investment earnings on
                                        funds in the Pre-Funding Account which
                                        was transferred to the Interest Reserve
                                        Account, as well as interest earnings on
                                        amounts in the Interest Reserve Account.


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                                      -8-
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                                    The Interest Reserve Account will be
                                        established to account for the fact that
                                        a portion of the proceeds obtained from
                                        the sale of the Notes will be initially
                                        deposited in the Pre-Funding Account (as
                                        the initial Pre-Funded Amount) rather
                                        than invested in Contracts, and the
                                        monthly investment earnings on such
                                        Pre-Funded Amount (until the Pre-Funded
                                        Amount is used to purchase Subsequent
                                        Contracts) are expected to be less than
                                        the weighted average of the Class A-1
                                        Rate, the Class A-2 Rate and the
                                        Pass-Through Rate with respect to the
                                        corresponding portion of the Class A-1
                                        Principal Balance, Class A-2 Principal
                                        Balance and the Certificate Balance, as
                                        well as the amount necessary to pay the
                                        Trustees' Fees. The Interest Reserve
                                        Account is not designed to provide any
                                        protection against losses on the
                                        Contracts in the Trust. After the
                                        Funding Period, money remaining in the
                                        Interest Reserve Account will be
                                        released to the Trust Depositor.

Optional Purchase.................  The Seller, through the Trust Depositor may, but will not be obligated to,
                                        purchase all of the Contracts in the
                                        Trust, and thereby cause early
                                        retirement of all outstanding
                                        Securities, on any Distribution Date as
                                        of which the aggregate outstanding
                                        principal balance of the Contracts has
                                        declined to less than 10% of the sum of
                                        (i) the aggregate outstanding principal
                                        balance of the Contracts as of the
                                        Closing Date and (ii) the Pre-Funded
                                        Amount (an "OPTIONAL PURCHASE").

Ratings...........................  It is a condition of issuance that the
                                        Class A-1 Notes and Class A-2 Notes be
                                        rated "AAA" by Standard & Poor's Ratings
                                        Services, A Division of The McGraw-Hill
                                        Companies ("S&P") and "Aaa" by Moody's
                                        Investors Service, Inc. ("MOODY'S" and,
                                        together with S&P, the "RATING
                                        AGENCIES") and the Certificates be rated
                                        at least "BBB" by S&P and "Baa1" by
                                        Moody's.

Advances..........................  The Servicer is obligated to advance each month an amount equal to accrued
                                        and unpaid interest on the Contracts
                                        which was delinquent with respect to the
                                        related Due Period (as defined herein)
                                        (each an "ADVANCE"), but only to the
                                        extent that the Servicer believes that
                                        the amount of such Advance will be
                                        recoverable from collections on the
                                        Contracts. The Servicer will be entitled
                                        to reimbursement of outstanding Advances
                                        on any Distribution Date by means of a
                                        first priority withdrawal of amounts
                                        then held in the Collection Account.


      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

Mandatory Repurchase by the
Trust Depositor..................   Under the Agreement, the Trust Depositor
                                        has agreed, in the event of a breach of
                                        certain representations and warranties
                                        made by the Trust Depositor and
                                        contained therein which materially and
                                        adversely affects the Trust's interest
                                        in any Contract and which has not been
                                        cured, to repurchase such Contract
                                        within two business days prior to the
                                        first Determination Date after the Trust
                                        Depositor becomes aware of such breach.
                                        "DETERMINATION DATE" means the fourth
                                        business day following the conclusion of
                                        a Due Period. The Seller is obligated
                                        under the Transfer and Sale Agreement
                                        (which right against the Seller the
                                        Trust Depositor has assigned in such
                                        circumstances to the Trust) to
                                        repurchase the Contracts from the Trust
                                        Depositor contemporaneously with the
                                        Trust Depositor's purchase of the
                                        Contracts from the Trust.

Security Interests and Other Aspects
of the Contracts.................   In connection with the establishment of
                                        the Trust as well as the assignment,
                                        conveyance and transfer of Contracts
                                        (including Subsequent Contracts) to the
                                        Trust and pledge to the Indenture
                                        Trustee, security interests in the
                                        Motorcycles securing the Contracts have
                                        been (or will be) (i) conveyed and
                                        assigned by the Seller to the Trust
                                        Depositor pursuant to the Transfer and
                                        Sale Agreement (and, in the case of
                                        Subsequent Contracts, the related
                                        Subsequent Purchase Agreement as defined
                                        therein and executed thereunder), (ii)
                                        conveyed and assigned by the Trust
                                        Depositor to the Trust pursuant to the
                                        Agreement (and, in the case of
                                        Subsequent Contracts, the related
                                        Subsequent Transfer Agreement as defined
                                        herein and executed thereunder) and
                                        (iii) pledged by the Trust to the
                                        Indenture Trustee pursuant to the
                                        Indenture. The Agreement will designate
                                        the Servicer as custodian to maintain
                                        possession, as the Indenture Trustee's
                                        agent, of the Contracts and any other
                                        documents relating to the Motorcycles.
                                        Uniform Commercial Code financing
                                        statements will be filed in both Nevada
                                        and Illinois, reflecting the conveyance
                                        and assignment of the Contracts to the
                                        Trust Depositor from the Seller, from
                                        the Trust Depositor to the Trust and the
                                        pledge from the Trust to the Indenture
                                        Trustee, and the Seller's and the Trust
                                        Depositor's accounting records and
                                        computer systems will also reflect such
                                        conveyance and assignment and pledge. To
                                        facilitate servicing and save
                                        administrative costs, such documents
                                        will not be segregated from other
                                        similar documents that are in the
                                        Servicer's possession. However, the
                                        Contracts will be stamped to reflect
                                        their conveyance and assignment and
                                        pledge. If, however, through fraud,
                                        negligence or otherwise, a subsequent
                                        purchaser were able to take physical
                                        possession of the Contracts without
                                        notice of such conveyance and assignment
                                        and pledge, the Trust's and Indenture
                                        Trustee's interest in the Contracts
                                        could be defeated.


      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                   In addition, due to administrative
                                        burden and expense, the certificates of
                                        title to the Motorcycles will not be
                                        amended or reissued to reflect the
                                        conveyance and assignment of the
                                        Seller's security interest in the
                                        Motorcycles related to the Contracts to
                                        the Trust Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the
                                        Motorcycles in some states. Further,
                                        federal and state consumer protection
                                        laws impose requirements upon creditors
                                        in connection with extensions of credit
                                        and collections on conditional sales
                                        contracts, and certain of these laws
                                        make an assignee of such a contract
                                        liable to the obligor thereon for any
                                        violation of such laws by the lender.
                                        The Trust Depositor has agreed to
                                        repurchase any Contract as to which it
                                        has failed to perfect a security
                                        interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and
                                        Subsequent Purchase Agreements.

Monthly Servicing Fee.............  The Servicer will be entitled to receive for each Due Period a monthly servicing
                                        fee (the "MONTHLY SERVICING FEE") equal
                                        to 1/12th of 1% of the Principal Balance
                                        of the Contracts as of the beginning of
                                        such Due Period. The Servicer will also
                                        be entitled to receive any extension
                                        fees or late payment penalty fees paid
                                        by Obligors (collectively with the
                                        Monthly Servicing Fee, the "SERVICING
                                        FEE"). The Servicing Fee is payable
                                        prior to any payments to the Noteholders
                                        or the Certificateholders.

Tax Status........................  In the opinion of Winston & Strawn, federal tax counsel to the Trust
                                        Depositor, for federal income tax
                                        purposes, the Notes will be
                                        characterized as debt, and the Trust
                                        will not be characterized as an
                                        association (or a publicly traded
                                        partnership) taxable as a corporation.
                                        Each Noteholder, by the acceptance of a
                                        Note, will agree to treat the Notes as
                                        indebtedness, and each
                                        Certificateholder, by the acceptance of
                                        a Certificate, will agree to treat the
                                        Trust as a partnership in which the
                                        Certificateholders are partners for
                                        federal income tax purposes.

ERISA Considerations..............  Subject to the considerations discussed under "ERISA CONSIDERATIONS" in the
                                        Prospectus Supplement, the Notes will be
                                        eligible for purchase by employee
                                        benefit plans. Any benefit plan
                                        fiduciary considering purchase of the
                                        Notes should, however, consult with its
                                        counsel regarding the consequences of
                                        such purchase under ERISA and the Code.

                                    The Certificates are not eligible for
                                        purchase by (i) employee benefit plans
                                        subject to ERISA or (ii) individual
                                        retirement accounts and other retirement plans subject to Section 4975 of the Code.


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        these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                  THE CONTRACTS

         Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

         Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term and, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than December 2006, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than March 2007. The first scheduled payment date of Contracts representing approximately 99.01% of the aggregate principal balance of the Initial Contracts is due no later than December 1999; the first scheduled payment date of Contracts representing approximately 0.99% of the aggregate principal balance of the Initial Contracts is due no later than December 2000. The first scheduled payment date of Contracts representing approximately 99.01% of the aggregate principal balance of the Subsequent Contracts will be due no later than March 2000; the first scheduled payment date of Contracts representing approximately 0.99% of the aggregate principal balance of the Subsequent Contracts will be due no later than March 2001. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. (For general composition of the Initial Contracts see Table 1 below). Approximately 61.85% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 38.15% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 23.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.32% per annum (see Table 2 below). Harley Credit applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 6 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 70.90 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 68.11 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $11,876.23 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $716.54 to $33,764.16 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date:
12.32% in California, 9.38% in Texas and 8.33% in Florida (see Table 6 below). No other state represented more than 5.00% by aggregate principal balance of the Initial Contracts.

         Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.


      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 1

                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance.........................................  $127,443,773.17
Number of Contracts.................................................           10,731
Average Principal Balance...........................................       $11,876.23
Weighted Average Annual Percentage
     Rate ("APR")...................................................           13.32%
     (Range)........................................................   8.50% - 23.99%
Weighted Average Original Term (in months)..........................            70.90
     (Range)........................................................          12 - 84
Weighted Average Calculated Remaining Term (in months)..............            68.11
     (Range)........................................................           6 - 84





                                     TABLE 2

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                    PERCENT OF NUMBER     TOTAL OUTSTANDING PRINCIPAL        PERCENT OF POOL
       RATE                  NUMBER OF CONTRACTS     OF CONTRACTS(1)                 BALANCE                    BALANCE(1)
       ----                  -------------------    -----------------     ---------------------------        ---------------
 8.500- 9.000%                           76                 0.71%                   $731,121.20                    0.57%
 9.001-10.000                           268                 2.50                   3,136,116.78                    2.48
10.001-11.000                           979                 9.12                  12,496,388.19                    9.81
11.001-12.000                         1,915                17.85                  23,964,238.89                   18.80
12.001-13.000                         2,714                25.29                  32,980,808.52                   25.88
13.001-14.000                         2,629                24.50                  30,760,734.09                   24.14
14.001-15.000                           907                 8.45                   9,814,898.12                    7.70
15.001-16.000                           421                 3.92                   4,256,727.62                    3.34
16.001-17.000                           106                 0.99                   1,023,063.13                    0.80
17.001-18.000                           265                 2.47                   3,102,936.27                    2.43
18.001-19.000                            28                 0.26                     380,505.61                    0.30
19.001-20.000                           203                 1.89                   2,356,831.11                    1.85
20.001-21.000                            70                 0.65                     783,799.87                    0.62
21.001-22.000                           147                 1.37                   1,598,017.99                    1.25
22.001-23.000                             2                 0.02                      24,367.54                    0.02
23.001-23.990                             1                 0.01                       6,218.24                    0.00
                            -------------------    -----------------     ---------------------------        ---------------

Totals:                              10,731                100.00%              $127,443,773.17                  100.00%


(1)  Percentages may not add to 100.00% because of rounding.

      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 3

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


         CALCULATED                              PERCENT OF
         REMAINING              NUMBER            NUMBER OF      TOTAL OUTSTANDING      PERCENT OF POOL
       TERM (MONTHS)         OF CONTRACTS       CONTRACTS (1)    PRINCIPAL BALANCE        BALANCE (1)
       -------------         ------------       -------------    -----------------        -----------
           6 - 12                  317               2.95%            $795,641.20              0.62%
          13 - 24                  545               5.08            2,643,863.56              2.07
          25 - 36                  400               3.73            2,829,414.60              2.22
          37 - 48                  434               4.04            3,903,910.42              3.06
          49 - 60                1,684              15.69           17,487,582.50             13.72
          61 - 72                6,116              56.99           77,323,866.23             60.67
          73 - 84                1,235              11.51           22,459,494.66             17.62
                                 -----              -----           -------------             -----

TOTALS:                         10,731             100.00%        $127,443,773.17             100.00%


(1)      Percentages may not add to 100.00% because of rounding.

                                     TABLE 4

                    DISTRIBUTION BY CALCULATED ORIGINAL TERM
                      TO MATURITY OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                    PERCENT OF
         ORIGINAL             NUMBER OF              NUMBER OF             TOTAL OUTSTANDING          PERCENT OF POOL
       TERM (MONTHS)          CONTRACTS            CONTRACTS (1)           PRINCIPAL BALANCE            BALANCE (1)
       -------------          ---------            -------------           -----------------          ---------------
           0 - 12                   9                   0.08%                  $58,048.57                   0.05%
          13 - 24                 110                   1.03                   573,027.73                   0.45
          25 - 36                 258                   2.40                 1,902,475.90                   1.49
          37 - 48                 419                   3.90                 3,758,469.22                   2.95
          49 - 60               2,032                  18.94                18,229,431.05                  14.30
          61 - 72               6,661                  62.07                80,368,389.16                  63.06
          73 - 84               1,242                  11.57                22,553,931.54                  17.70
                              ---------            -------------           -----------------          ---------------
TOTALS:                        10,731                 100.00%             $127,443,773.17                 100.00%


(1)      Percentages may not add to 100.00% because of rounding.


      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 5

            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                               PERCENT OF
                                NUMBER OF       NUMBER OF            TOTAL OUTSTANDING          PERCENT OF POOL
       CURRENT BALANCE          CONTRACTS      CONTRACTS (1)         PRINCIPAL BALANCE            BALANCE (1)
       ---------------          ---------      -------------         -----------------            -----------
$     716.54  -   1,000.00          10             0.09%                  $8,628.37                    0.01%
$   1,000.01  -   2,000.00         130             1.21                  208,780.62                    0.16
$   2,000.01  -   3,000.00         247             2.30                  622,978.46                    0.49
$   3,000.01  -   4,000.00         277             2.58                  971,617.08                    0.76
$   4,000.01  -   5,000.00         311             2.90                1,414,250.22                    1.11
$   5,000.01  -   6,000.00         479             4.46                2,657,222.01                    2.09
$   6,000.01  -   7,000.00         696             6.49                4,556,108.82                    3.57
$   7,000.01  -   8,000.00         725             6.76                5,460,735.37                    4.28
$   8,000.01  -   9,000.00         715             6.66                6,093,672.52                    4.78
$   9,000.01  -  10,000.00         716             6.67                6,815,107.52                    5.35
$  10,000.01  -  11,000.00         548             5.11                5,755,029.71                    4.52
$  11,000.01  -  12,000.00         567             5.28                6,514,723.88                    5.11
$  12,000.01  -  13,000.00         580             5.40                7,257,446.09                    5.69
$  13,000.01  -  14,000.00         614             5.72                8,298,389.44                    6.51
$  14,000.01  -  15,000.00         751             7.00               10,902,714.18                    8.55
$  15,000.01  -  16,000.00         758             7.06               11,758,603.09                    9.23
$  16,000.01  -  17,000.00         727             6.77               11,994,246.56                    9.41
$  17,000.01  -  18,000.00         605             5.64               10,590,157.24                    8.31
$  18,000.01  -  19,000.00         471             4.39                8,710,673.31                    6.83
$  19,000.01  -  20,000.00         318             2.96                6,186,515.73                    4.85
$  20,000.01  -  21,000.00         189             1.76                3,869,568.96                    3.04
$  21,000.01  -  22,000.00         134             1.25                2,874,818.77                    2.26
$  22,000.01  -  23,000.00          68             0.63                1,527,085.11                    1.20
$  23,000.01  -  24,000.00          28             0.26                  657,015.37                    0.52
$  24,000.01  -  25,000.00          33             0.31                  807,870.31                    0.63
$  25,000.01  -  26,000.00          13             0.12                  330,277.97                    0.26
$  26,000.01  -  27,000.00           8             0.07                  211,329.60                    0.17
$  27,000.01  -  28,000.00           3             0.03                   82,662.70                    0.06
$  28,000.01  -  29,000.00           2             0.02                   56,255.21                    0.04
$  29,000.01  -  30,000.00           2             0.02                   59,324.49                    0.05
$  30,000.01  -  31,000.00           3             0.03                   91,793.47                    0.07
$  31,000.01  -  32,000.00           1             0.01                   31,436.42                    0.02
$  32,000.01  -  33,000.00           1             0.01                   32,970.41                    0.03
$  33,000.01  -  33,764.16           1             0.01                   33,764.16                    0.03
                                 ---------      -------------         -----------------            -----------

                    TOTALS:     10,731           100.00%            $127,443,773.17                   100.00%


(1)     Percentages may not add to 100.00% because of rounding.



      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 6

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                                       PERCENT OF
                                    NUMBER OF           NUMBER OF           TOTAL OUTSTANDING         PERCENT OF POOL
                STATE               CONTRACTS         CONTRACTS (1)         PRINCIPAL  BALANCE          BALANCE (1)
                -----               ---------         -------------         ------------------        ---------------
               ALABAMA                  154              1.44%                 $1,924,060.50                1.51%
                ALASKA                   22              0.21                     237,210.14                0.19
               ARIZONA                  339              3.16                   4,500,561.55                3.53
               ARKANSAS                  51              0.48                     591,641.93                0.46
              CALIFORNIA              1,320             12.30                  15,698,767.86               12.32
               COLORADO                 206              1.92                   2,552,705.47                2.00
             CONNECTICUT                186              1.73                   1,922,738.16                1.51
               DELAWARE                  58              0.54                     670,791.11                0.53
         DISTRICT OF COLUMBIA            11              0.10                     128,405.56                0.10
               FLORIDA                  816              7.60                  10,620,026.01                8.33
               GEORGIA                  354              3.30                   4,754,203.54                3.73
                HAWAII                   78              0.73                     867,753.48                0.68
                IDAHO                    17              0.16                     189,659.13                0.15
               ILLINOIS                 373              3.48                   4,348,497.54                3.41
               INDIANA                  230              2.14                   2,725,860.19                2.14
                 IOWA                    78              0.73                     875,664.25                0.69
                KANSAS                   82              0.76                   1,041,196.64                0.82
               KENTUCKY                  99              0.92                   1,167,992.83                0.92
               LOUISANA                 115              1.07                   1,427,826.38                1.12
                MAINE                    33              0.31                     361,367.84                0.28
               MARYLAND                 245              2.28                   2,771,330.02                2.17
            MASSACHUSETTS               192              1.79                   2,039,501.33                1.60
               MICHIGAN                 183              1.71                   2,290,366.78                1.80
              MINNESOTA                  80              0.75                     882,068.38                0.69
             MISSISSIPPI                 31              0.29                     400,780.84                0.31
               MISSOURI                 149              1.39                   1,787,266.45                1.40
               MONTANA                   19              0.18                     235,908.28                0.19
               NEBRASKA                  42              0.39                     454,789.56                0.36
                NEVADA                  184              1.71                   2,401,866.71                1.88
            NEW HAMPSHIRE               108              1.01                   1,123,086.75                0.88
              NEW JERSEY                364              3.39                   4,071,263.08                3.19
              NEW MEXICO                128              1.19                   1,581,342.22                1.24
               NEW YORK                 363              3.38                   4,062,226.29                3.19
            NORTH CAROLINA              407              3.79                   4,776,002.95                3.75
             NORTH DAKOTA                 6              0.06                      49,282.54                0.04
                 OHIO                   452              4.21                   4,863,007.07                3.82
               OKLAHOMA                 104              0.97                   1,175,554.33                0.92
                OREGON                  148              1.38                   1,654,645.22                1.30
             PENNSYLVANIA               577              5.38                   5,946,600.89                4.67



      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 6

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                                       PERCENT OF
                                    NUMBER OF           NUMBER OF           TOTAL OUTSTANDING         PERCENT OF POOL
                STATE               CONTRACTS         CONTRACTS (1)         PRINCIPAL  BALANCE          BALANCE (1)
                -----               ---------         -------------         ------------------        ---------------
             RHODE ISLAND                  16                  0.15                182,339.32                0.14
            SOUTH CAROLINA                205                  1.91              2,578,287.45                2.02
             SOUTH DAKOTA                  36                  0.34                379,632.40                0.30
              TENNESSEE                   253                  2.36              3,125,876.46                2.45
                TEXAS                     954                  8.89             11,959,303.01                9.38
                 UTAH                      31                  0.29                349,443.32                0.27
               VERMONT                     15                  0.14                175,715.84                0.14
               VIRGINIA                   287                  2.67              3,390,926.55                2.66
              WASHINGTON                  246                  2.29              2,879,930.32                2.26
            WEST VIRGINIA                  47                  0.44                562,148.80                0.44
              WISCONSIN                   190                  1.77              2,218,088.37                1.74
               WYOMING                     19                  0.18                190,252.78                0.15
                OTHER                      28                  0.26                278,008.75                0.22
                                    ---------         -------------         ------------------        ---------------

         TOTALS:                       10,731                100.00%          $127,443,773.17              100.00%


(1)      Percentages may not add to 100.00% because of rounding.

      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

         The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.


                           DELINQUENCY EXPERIENCE(1)/
                                                 ---
                             (DOLLARS IN THOUSANDS)

                                                                 At December 31,
                                     -------------------------------------------------------------------------
                                              1998                     1997                    1996
                                              -----                    -----                   ----
                                       Number                     Number                      Number
                                         of                         of                          of
                                     Contracts     Amount        Contracts     Amount        Contracts     Amount
                                     ---------   ----------      ---------     ------        ---------     ------
     Portfolio...................       67,137   $651,248.7       45,258        $434,890.7    32,574        $303,682.4
     Period of Delinquency(2)/
                          ---
         30-59 Days                      1,970    $17,768.1        1,264         $11,454.6       904          $8,002.9
         60-89 Days..............          745      6,153.9          559           5,112.1       374           3,170.7
         90 Days or more.........          304      2,591.0          269           2,196.5       213           1,880.6
                                        ------   ----------       ------       ----------    ---------      ----------
     Total Delinquencies.........        3,019    $26,513.0        2,092        $18,763.2     1,491          $13,054.2
                                        ======   ==========       ======       ==========    =========      ==========

     Total Delinquencies as a
     Percent of Total
     Portfolio...................         4.50%           4.07%    4.62%             4.31%     4.58%             4.30%


                                                         At September 30,
                                     -----------------------------------------------------------
                                                1999                          1998
                                                -----                         ----
                                         Number                         Number
                                           of                             of
                                        Contracts   Amount             Contracts   Amount
                                        ---------   ------             ---------   ------
     Portfolio...................       86,998      $871,024.6         56,434      $553,838.3
     Period of Delinquency(2)/
                          ---
         30-59 Days..............        2,190       $21,222.3          1,295       $11,679.5
         60-89 Days..............          678         6,423.3            318         2,935.1
         90 Days or more.........          248         2,294.2             99           853.9
                                        ------      ----------         ------      ----------
     Total Delinquencies.........        3,116       $29,398.8          1,712       $15,468.5
                                        ======      ==========         ======      ==========

     Total Delinquencies as a
     Percent of Total
     Portfolio...................         3.58%           3.43%         3.03%            2.79%


     ------------------
         (1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

         (2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month.


      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                     Year Ended
                                                                    December 31,
                                                  -------------------------------------------------
                                                      1998           1997             1996
                                                      ----           ----             ----
          Principal Balance of All Contracts
              Serviced(1)/....................      $653,836.0       $436,771.0      $304,730.9
                      ---
          Contract Liquidations(2)/...........           1.54%            1.42%           0.74%
                               ---
          Net Losses:
              Dollars(3)/.....................        $5,245.3         $3,781.1        $1,639.5
                     ---
              Percentage(4)/..................           0.80%            0.87%           0.54%
                        ---


                                                                Nine Months Ended September 30,
                                                 -----------------------------------------------------
                                                             1999                            1998
                                                             ----                            ----
         Principal Balance of All Contracts
             Serviced(1)/.....................            $873,860.6                      $555,597.4
                     ---
         Contract Liquidations(2)/............                 1.50%                           1.47%
                              ---
         Net Losses:
             Dollars(3)/......................              $3,894.7                        $2,770.0
                    ---
             Percentage(4)/...................                 0.59%                           0.66%
                       ---


         ------------------
         (1)      As of period end.  Includes Contracts already in repossession.
         (2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
         (3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
         (4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.


THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.





      This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.